Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$497,979
Unrealized Gain (Loss) on Market Value of Futures	901,610
Interest Income	169
ETF Transaction Fees	350
Total Income (Loss)	$1,400,108

Expenses
General Partner Management Fees	$3,250
Brokerage Commissions	743
Prepaid Insurance Expense	165
NYMEX License Fee	81
Non-interested Directors' Fees and Expenses	66
Total Expenses	4,305
Expense Waiver	(524)
Net Expenses	$3,781
Net Income (Loss)	$1,396,327

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/14	$5,706,240
Additions (50,000 Shares)	2,009,424
Net Income (Loss)	1,396,327

Net Asset Value End of Month	$9,111,991
Net Asset Value Per Share (200,000 Shares)	$45.56

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612